Exhibit 10.28
2009 Executive Cash Incentive Bonus Plan

Incentive Structure Quarterly weightings Metrics Weighting of metrics Target setting Target leverage and ranges

Quarterly Weightings For CEO Q1 20% of annual target (25% of annual financial target) Q2 20% of annual target (25% of annual financial target) Q3 20% of annual target (25% of annual financial target) Q4 20% of annual target (25% of annual financial target) Q4 20% of total target (100% of MBO target) For Vice Presidents Q1 25% of annual financial & MBO target Q2 25% of annual financial & MBO target Q3 25% of annual financial & MBO target Q4 25% of annual financial & MBO target

Metrics AMRG Defined as average monthly gross revenue growth during a quarter Adjusted EBITDA Margin Defined as GAAP operating income, plus depreciation and amortization, plus non-cash stock based compensation, calculated as a percentage of net revenue Individual MBOs MBOs will be specific, measurable, attainable, realistic and time- based

Weighting of Metrics Weighting of metrics - CEO AMRG - 56% (Payable Quarterly) Adjusted EBITDA Margin - 24% (Payable Quarterly) Individual Annual MBOs - 20% (Payable Annually) Weighting of metrics - Vice Presidents AMRG - 50% (Payable Quarterly) Adjusted EBITDA Margin - 20% (Payable Quarterly) Individual Quarterly MBOs - 30% (Payable Quarterly)

Target Setting AMRG set equal to budget / reforecast levels Set at beginning of year and mid-year Adjusted EBITDA Margin set equal to budget / reforecast levels Set at beginning of year and mid-year Individual MBOs Set at beginning of respective quarters for Vice Presidents and at beginning of year for CEO Set by CEO for Vice Presidents Set by Compensation Committee for CEO

Target Leverage and Ranges AMRG Minimum threshold 85%; payout of 60% of target Maximum threshold 140%; payout of 200% of target Adjusted EBITDA margin Target EBITDA Margin - minimum (- one percentage point) payout of 95% of target Target EBITDA Margin - maximum (+ one percentage point); payout of 105% of target MBOs No minimum thresholds Maximum thresholds 100% Payout equal to weighted % attainment of targets

Target Leverage and Ranges Achievement 85% 90% 95% 100% 105% 110% 115% 120% 125% 130% 135% 140% Payout Percentage1 60% 73% 87% 100% 113% 127% 140% 153% 167% 180% 193% 200% AMRG Leverage Model Achievement < Target EBITDA - 1% Target EBITDA - 1% Target EBITDA % Target EBITDA + 1% > Target EBITDA + 1% Payout Percentage1 0% 95% 100% 105% 105% Adjusted EBITDA Leverage Model 1Linear interpolation between data points 1Linear interpolation between data points